Exhibit 4.3

INCORPORATED UNDER THE LAWS OF

THE STATE OF MISSISSIPPI

RENASANT CORPORATION

TUPELO, MISSISSIPPI

COMMON STOCK

SEE REVERSE SIDE

FOR CERTAIN DEFINITIONS

CUSIP 79570E-10-7

THIS CERTIFIES THAT                      IS THE OWNER OF              SHARES OF THE CAPITAL STOCK OF RENASANT CORPORATION transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at Tupelo, Mississippi.

Dated:

President	Secretary

SHARES $5.00 PAR VALUE PER SHARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UTMA— Custodian .
(Cust.) (Minor)

TEN ENT—as tenants by the entireties	under Uniform Transfers to Minors

(State)
JT TEN—as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

TAXPAYER IDENTIFICATION	PLEASE PRINT OR TYPE NAME AND
NUMBER	ADDRESS OF ASSIGNEE

                                                                                                                                    Shares

TAXPAYER IDENTIFICATION	PLEASE PRINT OR TYPE NAME AND
NUMBER	ADDRESS OF ASSIGNEE

                                                                                                                                    Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                          Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises

Dated 20
Signature(s)

Signature(s)

NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

IMPORTANT: A NOTARY SEAL IS NOT ACCEPTABLE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A COMMERCIAL BANK, TRUST COMPANY, SAVINGS AND LOAN, CREDIT UNION OR BROKER WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17AD-15.

Medallion Signature(s) guarantee: